Exhibit 10.1

Executive Employment Agreement

This Employment Agreement (“Agreement”) is entered into between Perma-Pipe International Holdings, Inc, a Delaware corporation ("PPIH") and Saleh Nehad Sagr ("Employee").  Throughout this Agreement, PPIH and Employee may be referred to individually as “Party” or collectively as “Parties.”

In consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, PPIH and Employee hereby agree as follows:

1.	Definitions.

a.

Client.  Means any individual, proprietorship, partnership, corporation, association, governmental entity, or other entity that has been solicited or served by PPIH during the one-year period immediately prior to termination of Employee’s employment.

b.

Change in Control.  Includes the following: (i) any person or entity (or persons or entities acting as a group) (other than a corporation, limited liability company or other entity owned or controlled directly or indirectly by the shareholders of PPIH) becomes the beneficial owner, directly or indirectly, of ownership interest representing 100% of the total voting power of all the stock of PPIH or such surviving entity outstanding immediately after such transaction; (ii) a merger or consolidation of Perma-Pipe International, Inc. (“PPIH, Inc.”) occurs with or into any other entity, other than a merger or consolidation that would result in the stock of PPI, Inc. outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into ownership interest of the surviving entity) 100% of the total voting power represented by all the ownership interest of PPIH, Inc. or such surviving entity outstanding immediately after such merger or consolidation; or (iii) a complete liquidation of PPI, Inc., or the sale or disposition by PPIH, Inc. to any person or entity (or persons or entities acting as a group) of all or substantially all of PPIH, Inc.'s assets (in one or a series of related transactions during any 12-month period ending on the date of the most recent acquisition).  However, in no event will a Change in Control be deemed to have occurred with respect to the Employee if the Employee is part of a purchasing group that consummates the Change in Control.  Notwithstanding the foregoing, in any circumstance or transaction in which compensation would be subject to the excise tax under the Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) if the definition of “Change in Control” in this Section were to apply, but would not be so subject if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5), then “Change in Control” means, but only to the extent necessary to prevent such compensation from becoming subject to the excise tax under Section 409A of the Code, a transaction or circumstance that satisfies the requirements of both (1) a “Change in Control” under the applicable clauses (i) through (iii) of this paragraph, and (2) a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5).

c.

Competing Business.  Means any individual business, firm, undertaking, company or organization, other than PPIH, which is engaged in the business of providing anti-corrosion coatings, insulation solutions, containment systems, leak detection, fabrication, or support services to the industrial piping and energy industries.

d.

Confidential Information.  Means PPIH’s information which is used in PPIH’s Business and is (i) proprietary to, about or created by PPIH; (ii) gives PPIH some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of PPIH; (iii) designated as Confidential Information by PPIH, or from all the relevant circumstances should reasonably be assumed by the Employee to be confidential and proprietary to PPIH; or (iv) not generally known by persons or businesses outside of PPIH. Such Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing or designated as confidential):

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i.	Work Product. Means product or information resulting from or related to work or projects performed or to be performed by or for PPIH;

ii.

Other Proprietary Information.  Employee is aware of and acknowledges that PPIH has developed special competence and knowledge in the industrial pipe industry and has accumulated information not generally known to others in the field which is of unique value in the conduct and growth of PPIH’s Business and which PPIH treats as proprietary.  This information includes data relating to PPIH’s proprietary rights prior to any public disclosure thereof, including but not limited to the nature of the proprietary rights, production data, the status and details of research and development of products and services, and information regarding acquiring, protecting, enforcing and licensing proprietary rights (including patents, copyrights and trade secrets);

iii.

Third-Party Information.  Confidential or proprietary information from third parties subject to a duty on PPIH's part to maintain the confidentiality of such information and to use it only for certain limited purposes;

iv.

Business Operations.  Internal personnel and financial information, vendor names and other vendor information (including vendor characteristics, services and agreements), purchasing and internal cost information, internal services and operational manuals, and the manner and methods of conducting PPIH’s Business;

v.

Marketing and Development Operations.  Marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques and methods of obtaining business, forecasts and forecast assumptions and volumes, and future plans and potential strategies of PPIH which have been or are being discussed; and

vi.	Clients. Names and contact information for Clients and their representatives, Client contracts and their contents, customer service information, and data provided by Clients.

e.

PPIH’s Business.  Means the business of providing anti-corrosion coatings, insulation solutions, containment systems, leak detection, fabrication, and support services to the industrial piping and energy industries, and any other business which PPIH may, from time to time, add to its sales portfolio.

f.	Workplace Claims. Means all legal disputes directly or indirectly arising out of or relating to the employment relationship, including and excluding the following as noted below:

i.

Included in Workplace Claims.  All disputes between Executive and PPIH, including, but not limited to: (a) the Americans with Disabilities Act of 1990, as amended; (b) 42 U.S.C. Sec 1983; (c) Title VII of the Civil Rights Act of 1964, as amended and including 42 U.S.C. Sec 2000(e) et seq.; (d) the Civil Rights Act of 1991; (e) The Civil Rights Acts of 1866, 1871 and 1964, as amended; (f) 42 U.S.C. Sec 1981; (g) the Equal Pay Act of 1963; (h) the Fair Labor Standards Act, as amended; (i) the Rehabilitation Act of 1973, as amended; (j) the Older Workers Benefit Protection Act of 1990; (k) the Age Discrimination in Employment Act; (l) the Family Medical Leave Act of 1993, codified as 29 U.S.C. §§ 2601, et seq., as amended; (m) any state whistleblower law; (n) the National Labor Relations Act; (o) the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended; (p) the Executive Retirement Income Security Act, as amended; (q) the Internal Revenue Code of 1986, as amended, including but not limited to, any claim for taxes, interest, or penalties under IRC 409A; (r) the Sarbanes Oxley Act of 2002, including 15 U.S.C. § 1514A; (s) Immigration Reform and Control Act, as amended; (t) the Occupational Safety and Health Act, as amended; (u) any existing employment agreement or potential entitlement under any PPIH program or plan; (v) any state discrimination and/or retaliation law; and (w) any other statute or law, including all suits in tort or contract, including wrongful termination, negligence, and claims for reimbursement, bonus, incentives, commissions, compensation and benefits, defamation, damage to business reputation, impairment of economic opportunity, and any other claims for compensatory, statutory, liquidated, or punitive damages.

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ii.

Excluded from Workplace Claims.  The sole exceptions to any Workplace Claims which must be resolved through the arbitration process under this Agreement are: (a) claims which arise under the National Labor Relations Act and which are brought before the National Labor Relations Board; (b) claims for medical and disability benefits under Workers’ Compensation; (c) claims for sexual harassment which may not be arbitrated under the law; (d) unemployment compensation claims filed with the state; (e) misappropriation of trade secrets or confidential information; and (f) any claims for violation of any provision of Sections 6 – 10 of this Agreement for which injunctive relief may be sought.  That said, nothing herein shall prevent either of the Parties from obtaining from a court a temporary restraining order or preliminary injunctive relief to preserve the status quo or prevent any irreparable harm pending the arbitration of the underlying claim, dispute, and/or controversy.

2.	Position, Duties and Responsibilities.

a.

Job Title \ Reporting Responsibilities.  Employee’s job title shall be Chief Executive Officer for PPIH, Inc. including its subsidiary entities, unless otherwise changed by PPIH, provided, however, that PPIH shall not diminish Employee’s title below that of any other senior level executive within PPIH without written consent of Employee.  Employee shall report directly to PPIH’s Board of Directors and the Chairman of the Board or a designated independent director shall be Employee’s principal point of contact.

b.

Job Duties.  Employee’s initial responsibilities shall be those listed on Exhibit “A,” attached hereto and incorporated herein by reference, which may be from time to time, changed by PPIH, provided, however, that PPIH shall not diminish Employees duties below that of any other senior level executive within PPIH without written consent of Employee.

c.	PPIH Policies. Employee shall follow all PPIH established policies for conduct and procedures as established or revised from time to time.

d.

Availability.  Employee shall not, during the term of this Agreement, be engaged in any other business activity, whether such business activity is in the pursuit of gain, profit or other pecuniary advantage, without first obtaining the written consent of PPIH’s Board of Directors.  Employee shall devote such time and effort as reasonably required to meet Employee’s position objectives as set by PPIH within the limitations set forth in this Agreement.

e.	Non-Solicitation of Client. Employee shall not solicit existing or prospective Clients of PPIH for any purpose other than sale of PPIH products or performance of PPIH services.

f.

Professionalism and Decorum.  Employee agrees to maintain personal decorum in a manner befitting PPIH and reflects a positive image of PPIH upon all persons Employee encounters at any time, whether during Employee’s business for PPIH or not.

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g.

Protection of Good Will.  Employee acknowledges that while carrying out, performing and fulfilling Employee’s duties to PPIH, Employee will be given access to and entrusted with Confidential Information relating to PPIH’s Business and Clients.  Employee recognizes that (i) the good will of PPIH depends upon, among other things, keeping the Confidential Information confidential and that the unauthorized disclosure of the Confidential Information would irreparably damage PPIH, and (ii) disclosure of any Confidential Information to a Competing Business against PPIH or to the general public would be highly detrimental to PPIH.  Employee agrees to do his or her personal best to protect the good will of PPIH in all respects.

h.	Conflict of Interest. Employee shall conduct all work for PPIH with honesty, loyalty, and integrity. For this reason, Employee shall:

i.	Not hold, directly or indirectly, a financial interest in excess of two percent in any business that provides the same goods or services as PPIH;

ii.	Not hold, directly or indirectly, a financial interest in excess of two percent in any business that provides goods or services to PPIH;

iii.	Not hold, directly or directly, a financial interest in excess of two percent in any business that purchases goods or services from PPIH and repackages and\or resells those goods or services;

iv.	Report to PPIH if any family member or relative of employee works for or with a business that provides the same goods or services as PPIH;

v.	Report any offer of employment received by Employee from a Client or vendor;

vi.	Report any attempted bribe of any kind made to Employee which could affect Employee’s judgment in acting on behalf of PPIH even if it does not have that affect;

vii.	Not borrow money from or lend any money to a Client or vendor of PPIH; and

viii.	Not accept any gift or other consideration from a Client, vendor or prospective Client or vendor.

Notwithstanding the foregoing, Employee may own stock of publicly traded companies, even if such ownership exceeds two percent.

3.

Term of Employment.  Employee's service with PPIH shall begin on June 12, 2025 (the “Employment Commencement Date”) and shall continue for a period of three years (the “Initial Term”), and then automatically renew annually for up to two successive one-year terms (each, a “Renewal Term”, together with the Initial Term, the “Term”) unless sooner terminated pursuant to Section 5 of the Agreement.

4.	Compensation and Benefits.

a.

Base Salary. Employee shall be paid a base salary of $450,000.00 annually (the "Base Salary"), subject to applicable federal, state, and local withholding, such Base Salary to be paid to Employee in the same manner and on the same payroll schedule in which similarly situated employees are paid.  Employee’s Base Salary will be reviewed annually on a fiscal year basis and adjusted, in the sole discretion of the Board of Directors, if appropriate, by the Board of Directors based on performance and external benchmarking of market compensation for equivalent positions.  Timing of any adjustments will be aligned to overall PPIH annual salary review. Should the Board of Directors reduce the base salary, they shall endeavor to provide Employee with 60 days’ notice prior to such reduction becoming effective.

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b.

Incentive Compensation. Employee shall be eligible to participate in incentive compensation programs available to other similarly situated executives of PPIH as outlined below.  Nothing in this Agreement shall be deemed to require the payment of bonuses, awards, or incentive compensation to Employee.

i.

Short Term Incentive (STI). Employee will be eligible to receive Short Term Incentive in the form of an annual cash bonus opportunity with a target incentive set at 100% of base salary. Performance measures applicable to the STI bonus will be based on PPIH performance metrics aligned to financial and strategic plans approved by the Board of Directors.  Bonus payment award and timing will align with corporate annual bonus payouts following completion of the fiscal year.  For the first fiscal year of the Term, bonus eligibility will be pro-rata for the portion of the fiscal year 2025 worked and based on partial year metrics for the same time period. Except as otherwise stated herein, to be eligible for the STI bonus, Employee must be employed by PPIH upon determination of the STI and approval thereof by the Board of Directors.

ii.

Long Term Incentive (LTI).  Employee will be eligible to receive Long Term Incentive in the form of Restricted Stock and Cash Payments with a target annual award of 100% of base salary, and prepared pursuant to the terms of the PPIH Long Term Incentive Plan then in effect. Under PPIH’s current plan, Restricted Stock and Cash Awards would be granted that vests over a three-year period, with 1/3 vesting at the end of each anniversary of the grant. The actual award may be adjusted up or down based on compensation benchmarking and/or performance as   determined in good faith by the Board of Directors.  The Board of Directors reserves the right to prospectively amend the PPIH Long Term Incentive Plan and terms as it deems necessary.

c.

Employee Benefits. Employee shall be eligible to participate in all employee benefit plans, policies, programs, gratuity, or perquisites made available by PPIH to similarly situated employees. Notwithstanding anything herein to the contrary, the terms and conditions of Employee's participation in PPIH's employee benefit plans, policies, programs, or perquisites shall be governed by the terms of each such plan, policy, or program. Complete details of the plans including Health, Dental, Retirement, and Incentives will be provided separately.  Employee benefits may be changed by PPIH from time to time and are not guaranteed or material.

d.

Paid Time Off. Employee shall be entitled to paid time off consistent with PPIH programs to provide such paid time off for similarly situated employees of PPIH as changed from time to time by PPIH during each year of the Agreement (currently four weeks).  Such paid time off shall accrue and expire according to PPIH’s then-existing policies for similarly situated senior executives.  PPIH agrees to accommodate reasonable requests to take such paid time off based upon the reasonable business needs of PPIH.  Employee agrees not to take more than 10 consecutive days paid time off without consulting the Chairman of the Board of Directors and obtaining written approval.  In the event of termination of this Agreement for any reason, Employee shall not be entitled to payment of any accrued, but unused, paid time off.

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e.

Expenses.  Unless and until the Agreement is terminated for any reason, and in accordance with general PPIH policies which may subject purchases to prior approval, Employee shall be entitled to use of a corporate credit account for payment of all reasonable and necessary business expenses incurred by Employee in the performance of Employee’s duties and obligations as determined from time to time.

f.

Directors and Officers Liability Coverage.  PPIH shall maintain, in good standing, a policy protecting its directors and officers, including Employee, for so long as Employee occupies an officer or director position within PPIH, from liability for wrongful acts to third-parties as defined under such policy as maintained or changed by PPIH from time to time.

g.

Company Vehicle.  PPIH agrees to provide a company owned vehicle with an approximate value of $100,000.00 (including taxes) for Employee’s use in the course and scope of PPIH’s business for so long as Employee: (i) is employed by PPIH, (ii) maintains an unrestricted location appropriate driving licenses, (iii) complies with all maintenance and registration requirements to maintain the vehicle in good condition and authorized to drive on United States roadways, (iv) does not materially alter the vehicle in a manner which might permanently impair its value, (v) exercises professionalism and decorum while using the vehicle, (vi) complies with all PPIH vehicle safety and driving requirements, as set forth from time-to-time; (vii) remains eligible to be insured as a driver at acceptable rates, (viii) and has no citations, indictments, or convictions for impaired driving.  Employee agrees to: (i) properly maintain said vehicle in compliance with the vehicle’s standard maintenance program, (ii) submit to periodic driver record checks upon PPIH’s request, (iii) provide the Board of Directors notification of any citation, indictment, or conviction for impaired driving, and (iv) not to lend the vehicle to third-parties without approval from the Board of Directors.  PPIH reserves the right to convert this fringe benefit to a reasonably comparable vehicle allowance at any time.  At intervals not less than three years, PPIH and Employee will evaluate replacement of the vehicle provided.

5.	Termination of Employment. Employee's employment with PPIH may be terminated in accordance with any of the following provisions:

a.

Termination by Employee Without Reason. Employee may terminate Employee’s employment and this Agreement upon 90 days’ written notice to the Chairman of the Board of Directors. During the notice period, Employee must fulfill all duties and responsibilities set forth in Exhibit A, or any modification thereto, and use his best efforts to train and support his replacement, if any.  Failure to comply with this requirement may result in Termination for Cause described below, but otherwise Employee's compensation, including incentive compensation, and benefits will remain unchanged during the notification period.  During such notice period PPIH shall have the right to relieve Employee of some or all of Employee’s duties, provided PPIH maintains employee’s compensation, including incentive compensation, and benefits throughout the notice period.

b.

Termination by PPIH Without Cause. PPIH may terminate Employee's employment at any time during the term of this Agreement upon 90 days’ written notice to the Employee. During the notice period, Employee must fulfill all of Employee's duties and responsibilities set forth in Exhibit A, or any modification thereto, and use Employee's best efforts to train and support Employee's replacement, if any. Failure of Employee to comply with this requirement may result in termination for Cause described below, but otherwise Employee's compensation, including incentive compensation, and benefits will remain unchanged during the notification period.  During such notice period PPIH shall have the right to relieve Employee of some or all of Employee’s duties, provided PPIH maintains employee’s compensation, including incentive compensation, and benefits throughout the notice period.  Should PPIH terminate Employee’s employment without Cause, contingent on Employee signing a release of liability in favor of PPIH generally in the form attached hereto as Exhibit B (adjusted as necessary to the local release requirements effective based on Employee’s residence at the time) and resigning from all officer and Board of Directors positions, Employee will receive 12 months of Severance (defined below) plus pro-rata STI for the fiscal year of termination at 100% of target.  All rights to any equity or other stock awards shall be addressed pursuant to the terms of the agreements documenting the grant thereof.

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c.

Termination by Employee for Good Reason.  Employee may terminate Employee’s employment and this Agreement for Good Reason (as defined below) subject to the limitations set forth in this Section by giving written notice to the Chairman of the Board of Directors.  Employee must fulfill all of Employee's duties and responsibilities set forth above during any applicable notice period.  Failure of Employee to comply with this requirement may result in Termination for Cause described below, but otherwise Employee's compensation, including incentive compensation, and benefits will remain unchanged during the notification period.  Contingent on Employee signing a release of liability in favor of PPIH generally in the form attached hereto as Exhibit B (adjusted as necessary to the local release requirements effective based on Employee’s residence at the time) and resigning from all officer and Board of Directors positions, Employee will receive 12 months of  Severance (defined below) plus a pro-rata STI for the fiscal year of termination at 100% of target.  All rights to any equity or other stock awards shall be addressed pursuant to the terms of the agreements documenting the grant thereof.

For the purposes of this Agreement, “Good Reason” includes: (i) material diminution (a reduction of 10% or more) in Employee’s Base Salary unapproved by Employee which remains uncured upon 30 days’ written notice by Employee reciting this provision as a basis for possible termination of the Agreement; (ii) material diminution in Employee’s authority, duties or responsibilities which remains uncured upon 30 days’ written notice by Employee reciting this provision as a basis for possible termination of the Agreement; (iii) a requirement that Employee report solely to a corporate officer or employee of the PPIH instead of reporting to the Board of Directors which remains uncured upon 30 days’ written notice by Employee reciting this provision as a basis for possible termination of the Agreement; (iv) a material breach by PPIH of this Agreement which remains uncured upon 30 days’ written notice by Employee reciting this provision as a basis for possible termination of the Agreement; or (v) PPIH files for or seeks bankruptcy protection.  Good Reason shall not be considered to exist at any time that the Employee could be terminated for Cause.

d.

Termination by PPIH with Cause. Subject to the limitations of this Section, PPIH may, at any time and without notice, terminate the Employee with "Cause."  Termination with "Cause" shall include but not be limited to termination based upon any of the following: (i) Employee is indicted for a felony or crime of moral turpitude such as fraud, misappropriation, embezzlement, theft or other crime involving dishonesty; (ii) Employee engages in actions which endanger or are reasonably likely to endanger the health or safety of any employee or other person affiliated with PPIH; (iii) Employee’s failure to commence employment with PPIH within five calendar days of the Employment Commencement Date; (iv) Employee is adjudicated incompetent or insane, or is found by PPIH to be addicted to drugs by a medical professional selected by PPIH (or refusing to submit to such determination), or to have an addiction to alcohol as determined by the aforementioned medical professional which interferes with Employee’s ability to perform Employee’s duties; (v) Employee engages in conduct amounting to fraud, dishonesty, gross negligence, self-dealing, willful misconduct; (vi) Employee engages in conduct that is unprofessional, unethical, or detrimental to the reputation, character and standing of PPIH, as determined in the sole discretion of PPIH, provided that PPIH provides Employee with notice of such conduct and 14 days to cure; (vi) Employee’s intoxication while on duty or Employee’s illegal use or possession of drugs or intoxicants; (vii) insubordination or deliberate refusal to follow the lawful instructions of the Board of Directors of PPIH, provided that PPIH provides Employee with notice of such conduct and 14 days to cure; (viii) breach of the Employee's duty of loyalty, including the diversion or usurpation of corporate opportunities properly belonging to PPIH, provided that PPIH provides Employee with notice of such conduct and 14 days to cure; (ix) Employee’s failure to abide by the terms of this Agreement or any policy, procedure or directive of PPIH as established and revised from time to time and Employee fails to correct such conduct within 14 days of written notice of such violation by PPIH; (x) Employee engages in actions which damage or are reasonably likely to damage the reputation of PPIH and Employee fails to correct such conduct (if such conduct may reasonably corrected as determined in the sole discretion of PPIH) within 14 days of written notice of such violation by PPIH; (xi) Employee commits an action which PPIH, in its sole discretion, determines is likely to subject PPIH to legal liability, as determined by a court or arbitrator, including, but not limited to, commission of acts which violate: (a) the Americans with Disabilities Act of 1990, as amended; (b) Title VII of the Civil Rights Act of 1964, as amended and including 42 U.S.C. Sec 2000(e) et seq.; (c) the Civil Rights Act of 1991; (d) The Civil Rights Acts of 1866, 1871 and 1964, as amended;  (e) 42 U.S.C. Sec 1981; (f) the Age Discrimination in Employment Act of 1967, as amended; (g) the Texas Commission on Human Rights Act of 1983, as amended; or other law; (xii) Employee fails to maintain appropriate decorum in and out of the workplace in a way that PPIH, in its sole discretion, determines negatively impacts the reputation or good will of PPIH and Employee fails to correct such conduct (if such conduct may reasonably corrected as determined in the sole discretion of PPIH) within 14 days of written notice of such violation by PPIH; or (xiii) Employee seeks federal bankruptcy protection and, in the sole discretion of PPIH, such action is determined to reflect negatively upon the reputation of PPIH.  Note, PPIH shall be entitled, in its sole discretion, to remove Employee from some or all of Employee’s duties during any notice and cure period if it deems it appropriate to do so.  Such change in duties shall not support termination for Good Reason by Employee.

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e.

Termination with Cause will result in immediate termination if not cured as set forth above.  In the event of termination with Cause, Employee shall not be entitled to Severance or STI of any kind. Further, in the event of termination with Cause, all rights to any equity or other stock awards shall be addressed pursuant to the terms of the agreements documenting the grant thereof.

In the event Employee is terminated with Cause and it is subsequently determined Cause did not exist, Employee’s termination shall be deemed without Cause and Employee shall be entitled only to the benefits to which Employee would be entitled if PPIH terminated Employee’s employment without Cause and Employee agrees Employee shall not seek or accept any other remedy available at law.

f.	Termination by Death or Disability.

i.

Death.  In the event of Employee's death, the Employee's employment and this Agreement shall immediately and automatically terminate.  In the event of termination by death, Employee shall not receive any STI which was not accrued at the time of death, but shall be entitled to any Base Salary and reimbursable expenses through the date of passing.

ii.

Disability. PPIH may terminate Employee's employment hereunder, immediately upon notice to Employee, in the event that Employee becomes disabled during the term through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, PPIH determines in its sole discretion that Employee is unable to perform the essential functions of Employee's duties hereunder, even with reasonable accommodation, for a period of not less than 60 days during any consecutive 365 days during the term ("Disability").  Except as expressly provided herein or in any PPIH benefit plan, in the event of such termination, all obligations of PPIH will terminate as of the date of such termination.  In the event of termination by Disability, Employee shall not receive any STI which was not accrued at the time a disability is declared.

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g.

Change in Control (CIC). If a Change in Control occurs and Employee experiences material diminution in Employee’s authority, title, duties or responsibilities which remains uncured upon 30 days’ written notice by Employee within the 12 months following such Change in Control, Employee shall be entitled to terminate the Agreement with Good Reason and all rights to any equity or other stock awards shall be addressed pursuant to the terms of the agreements documenting the grant thereof.  If a Change in Control occurs and Employee is terminated without cause by PPIH before the end of the Initial Term, the Employee shall, contingent on Employee signing a release of liability in favor of PPIH generally in the form attached hereto as Exhibit B (adjusted as necessary to the local release requirements effective based on Employee’s residence at the time) and resigning from all officer and Board of Directors positions, receive the greater of: (i) 12 months of Severance, or (ii) Severance equal to the number of months remaining in the Initial Term at the time of notice of termination.

h.

Severance. Severance means a payment equal to Employee’s annual Base Salary plus continuation of group health and welfare benefits, if any, for the severance period.  Severance will be paid in installments for the length of the Severance period, beginning with the first payroll period on or after 30 days after Employee signs the release of liability in favor of PPIH generally in the form attached hereto as Exhibit B (adjusted as necessary to the local release requirements effective based on Employee’s residence at the time).  All Severance payments shall be treated as wages from which all necessary and required state and federal deductions shall be made.  Employee must be available during the severance period as needed to provide transitional guidance and assistance to PPIH.  Failure to comply with this obligation shall eliminate PPIH’s obligation to make continued payments of Severance amounts.

i.

Release. Any post-termination Severance or benefits are subject to Employee signing a release of liability in favor of PPIH generally in the form attached hereto as Exhibit B (adjusted as necessary to the local release requirements effective based on Employee’s residence at the time).

6.

Non-Disclosure.  Employee agrees to permanently secure and protect PPIH’s Confidential Information in a manner consistent with the maintenance of PPIH’s confidential and proprietary rights in the Confidential Information.  Employee further agrees not to disclose to PPIH or any PPIH employee any confidential information Employee may have received which belongs to a former employer as PPIH has no desire to learn the secrets of any other company in the industry.

7.

Non-Disparagement.  Except as noted in this Section, the Parties each promise to refrain from making any disparaging remarks about the other following the termination of the employment relationship between them.  PPIH may, however, offer a faithful account of Employee’s service to anyone seeking a recommendation or account for future employment of Employee.  For purposes of this Section, PPIH’s duty is limited to the executive leadership team and Board of Directors. Employee may make any appropriate good faith charge to any governmental agency regarding the actions of PPIH, including, but not limited to, making a report to the Securities and Exchange Commission regarding the actions of PPIH.

8.

Non-Solicitation of Employees and Contractors.  During employment and for one years from the date of termination of this Agreement, Employee will not, directly or indirectly, acting individually or on behalf of another in any capacity, without the prior written consent of PPIH, attempt to hire, hire, or solicit, recruit or otherwise induce any person or entity Employee engaged with on behalf of PPIH that is (or was within three months of termination of this Agreement) an employee or independent contractor providing services to PPIH, to terminate or curtail their business relationship with PPIH.

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9.

Non-Solicitation of Clients and Referral Sources.  During employment and for one years from the date of termination of this Agreement, Employee will not, directly or indirectly, acting individually or on behalf of another in any capacity, without the prior written consent of PPIH, solicit or accept any business from any Client of PPIH, in the Geographic Area and who Employee was aware of, for any purpose that might cause the Client to curtail or terminate the Client’s business or prospective business with PPIH, or solicit or accept referrals of business from any Referral Source.

10.

Covenant Not to Compete.  Employee agrees that during employment and for a period of one years after ceasing to be employed by PPIH for any reason, Employee will not, directly or indirectly (for the benefit of Employee or another), through any kind of ownership or as an employee or agent, without the prior written consent of  PPIH, participate in a Competing Business or compete with PPIH, in any respect, in the Geographic Area.

11.

Geographic Area.  “Geographic Area” shall mean North America (United States, Canada and Mexico), the Middle East (Bahrain, Cyprus, Egypt, Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Oman, Palestine, Qatar, Saudi Arabia, the Syrian Arab Republic, Turkey, the United Arab Emirates and Yemen) and India.  Employee may not avoid the purpose or intent of Section 11 by engaging in conduct from a remote location outside of the Geographic Area through means such as telecommunication, written correspondence, computer generated or assisted communications or other similar methods that is targeted to individuals or entities within the geographically limited area.

12.

Obligations from Former Employment.  Employee represents that Employee is not subject to a non-competition or non-solicitation agreement for any prior employer as of the Effective Date.  Separately, Employee agrees not to breach any agreement to keep confidential any proprietary information, knowledge, or data acquired by Employee under an obligation to maintain such information in confidence because of any prior employment for the period required, if any, under such obligation.

13.

Extension Due to Breach.  For any period during which Employee is in breach of the covenants set out in Sections 8, 9 and 10 or during which the consequences of breach of said Section injure PPIH, Employee agrees the obligations in the affected Section shall be extended for the period of the breach or the period during which the consequences of the breach injure PPIH, up to the length of restriction of the breached Section.

14.

Confidential Information, Trade Secrets, and Specialized Training.  PPIH promises to provide Employee access to some or all of PPIH’s Confidential Information and\or specific trade secrets related to PPIH’s Business.  PPIH further promises to provide Employee specialized training related to PPIH’s Business.

15.

Corporate Opportunity.  Employee acknowledges that while employed by PPIH, every business opportunity which Employee encounters which is reasonably similar to PPIH’s present or prospective business dealings is owned first by PPIH.  Before personally engaging in any business opportunity of this type Employee shall present, by written notice to the Chairman of the Board of Directors, a good faith full description of the business opportunity outlining the details of the opportunity, the timeframe in which such opportunity must reasonably be pursued for potential success, and clearly stating Employee’s desire to personally pursue the opportunity if passed on by PPIH.  PPIH shall have 30 days from receipt of notice during which to consider the opportunity.  If PPIH does not accept the opportunity in writing within 30 days of notice by Employee, Employee may engage in the business opportunity so long as engaging in such opportunity does not in any way infringe upon any obligation of Employee under this Agreement or interfere with Employee’s ability to perform Employee’s responsibilities to PPIH under the Agreement.

Executive Employment Agreement – 10

16.

Mediation.  If either of the Parties fails to comply with or perform any term, provision or covenant of this Agreement except those contained in Sections 6-10, then the Parties shall submit their dispute to mediation at which the Parties each agree to negotiate in good faith to resolve the dispute prior to institution of litigation or arbitration.

17.

Arbitration.  All Workplace Claims which arise between Employee and PPIH shall be submitted to binding arbitration before a single arbitrator.  EMPLOYEE AND COMPANY ARE BOTH REQUIRED TO PARTICIPATE IN MANDATORY, BINDING ARBITRATION AS THEIR SOLE REMEDY, AND BOTH WILL GIVE UP THEIR RIGHT OF A TRIAL BY JURY OF ANY LEGAL CLAIM THAT EITHER MAY HAVE AGAINST THE OTHER—EXCEPT AS EXPRESSLY PROVIDED HEREIN.  The Parties agree that PPIH’s business involves interstate commerce.  The Parties disclaim application of state arbitration law and desire this Section be governed by the Federal Arbitration Act and ask that: (a) this Section be read to the greatest extent possible in favor of arbitration; and (b) that the agreement be reformed if necessary to the greatest extent possible provide for arbitration.  The Parties agree that this Section does not excuse a party from complying with and exhausting any administrative remedy or process through the EEOC or equivalent state agency.  The Parties agree that, aside from Employee’s filing fee, PPIH shall bear the costs of the arbitrator and administration of the arbitration. The Parties desire to arbitrate Workplace Claims on an individual basis and expressly waive any right to arbitrate as part of a class representative, class member or in a collective action, and there shall be no joinder or consolidation of Parties.  The Parties agree that punitive, compensatory, and consequential damages may not be recovered by either party for any Workplace Claim.  The Parties further agree that the selected arbitrator shall have full authority to determine: (a) the enforceability and validity of this Section and this Agreement (including, but not limited to, whether the agreement to arbitrate fails for lack of consideration, whether the agreement is subject to a state law defense, whether an oral agreement affects the validity of this agreement to arbitrate, and whether a valid agreement to arbitrate was formed between the Parties); (b) whether a particular claim or controversy between the Parties is a Workplace Claim covered by this Section; and (c) procedural questions concerning whether a claim should go forward in arbitration, including, but not limited to, compliance with notice, time limits, and other prerequisites.  The Parties agree that any arbitration under this Agreement shall take place in Houston, Texas.

18.

Third-Party Beneficiaries.  Except as otherwise provided in this Agreement, this Agreement is intended to benefit only the Parties and may be enforced solely by the Parties, their successors in interest or permitted assigns.  It is not intended to, and shall not, create rights, remedies or benefits of any character whatsoever in favor of any persons, corporations, associations, or entities other than the Parties, except as provided herein.

19.	Code of Conduct and Compliance with Laws. Employee agrees to be bound by the provisions of PPIH Code of Conduct and Global Anti-Corruption Policy and Procedure.

20.

Parachute Payment Limitation.  Notwithstanding any contrary provision above, if Employee is a "disqualified individual" (as defined in Section 280G of the Internal Revenue Code), and the CIC Benefits, together with any other payments which the Employee has the right to receive from PPIH, would constitute a "parachute payment" (as defined in Section 280G of the Code), the payments and benefits provided under this Agreement shall be either (i) reduced (but not below zero) so that the aggregate present value of such payments and benefits received by the Employee from PPIH shall be $1.00 less than three times Employee's "base amount" (as defined in Section 280G of the Code) and so that no portion of such payments received by Employee shall be subject to the excise tax imposed by Section 4999 of the Code, or (ii) paid in full, whichever produces the better net after-tax result for Employee (taking into account any applicable excise tax under Section 4999 of the Code and any applicable income tax).  If a reduced payment is made to Employee pursuant to clause (i) above and through error or otherwise that payment, when aggregated with other payments from PPIH used in determining if a parachute payment exists, exceeds $1.00 less than three times Employee's base amount, Employee must immediately repay such excess to PPIH upon notification that an overpayment has been made.

Executive Employment Agreement – 11

23.

Indemnification and Insurance.  PPIH will defend, indemnify and hold Employee, his heirs, executors and administrators harmless against and in respect of any and all damages, losses, obligations, liabilities, claims, deficiencies, costs and expenses (including, but not limited to, attorneys’ fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding) suffered, sustained, incurred or required to be paid by Employee by reason of or on account of Employee’s performance of work on behalf of PPIH, except to the extent due to any act or omission by Employee that constitutes a breach of this Agreement or is outside the scope of his authority under this Agreement.  Employee shall cooperate with reasonable requests of PPIH in connection with any indemnifiable claim and shall provide such documentation or information which is reasonably necessary to defend the indemnifiable claim.

24.

409A Provision.  For purposes of this Agreement the term “termination of employment” and similar terms relating to Executive’s termination of employment mean a “separation from service” as that term is defined under Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations issued thereunder (“Section 409A”). PPIH and Executive intend that this Agreement be exempt from or comply in form and operation with the requirements of Section 409A.  To the extent permitted by applicable Department of Treasury/Internal Revenue Service guidance, or law or regulation, PPIH and Executive will take reasonable actions to reform this Agreement or any actions taken pursuant to Executive’s and PPIH’s operation of this Agreement in order to comply with Section 409A.  All reimbursements under this Agreement shall be made on or prior to the last day of the taxable year following the taxable year in which the expenses being reimbursed were incurred by Executive, any right to reimbursement or to in kind benefits is not subject to liquidation or exchange for another benefit, and no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.  Notwithstanding any other provision of this Agreement, in no event shall PPIH be liable for any additional tax, interest or penalty imposed upon or other detriment suffered by Executive under Section 409A or for any damages suffered by Executive for any failure of any provision of this Agreement to be exempt from or to comply with Section 409A.

25.	General Provisions.

a.

Notices. All notices and other communications required or permitted by this Agreement to be delivered by PPIH or Employee to the other party shall be delivered in writing to the address shown below, either personally, or by FedEx, to the address for such party specified below or to such other address as the party may from time to time      advise the other party, and shall be deemed given and received as of actual personal delivery, or upon the date or actual receipt shown on any FedEx delivery, as the case may be.

Perma-Pipe International Holdings, Inc.:

25025 Interstate 45

Suite 200

The Woodlands, Texas 77380 USA

Attention: Chairman of the Board of Directors

Executive Employment Agreement – 12

Saleh Sagr

25025 Interstate 45

Suite 200

The Woodlands, Texas 77380 USA

(Or such other address in PPIH’s employment records.)

b.

Amendments and Termination; Entire Agreement. This Agreement may not be amended or terminated except in writing executed by all of the Parties. This Agreement constitutes the entire agreement of PPIH and Employee relating to the subject matter hereof and supersedes all prior oral and written understandings and agreements relating to such subject matter.

c.

Successors and Assigns. The rights and obligations of the Parties hereunder are not assignable to another person without prior written consent; provided, however, that PPIH, without obtaining Employee's consent, may assign its rights and obligations hereunder to a wholly-owned subsidiary and provided further that any post-employment restrictions shall be assignable by PPIH to any entity which purchases all or substantially all of PPIH's assets.  In addition, in the event of any sale, transfer or other disposition of all or substantially all of PPIH’s assets or business, whether by merger, consolidation or otherwise, PPIH may assign this Agreement and its rights hereunder without obtaining Employee’s consent, provided that the assignee assumes all of the obligations of PPIH hereunder, and upon such assignment and assumption, the Employee shall have no right to look to PPIH for obligations arising hereunder after the effective date of such assignment.

d.

Severability Provisions Subject to Applicable Law. All provisions of this Agreement shall be applicable only to the extent that they do not violate any applicable law and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, illegal or unenforceable under any applicable law. If any provision of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of this Agreement or of any other application of such provision shall in no way be affected thereby.

e.	Waiver of Rights. No waiver by PPIH or Employee of a right or remedy hereunder shall be deemed to be a waiver of any other right or remedy or of any subsequent right or remedy of the same kind.

f.

Definitions, Headings, and Number. A term defined in any part of this Agreement shall have the defined meaning wherever such term is used herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement. Where appropriate to the context of this Agreement, use of the singular shall be deemed also to refer to the plural, and use of the plural to the singular.

g.	Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original but both of which taken together shall constitute but one and the same instrument.

h.

Applicable Law, Forum, and Venue.  This Agreement shall be governed and construed exclusively in accordance with the laws of the State of Texas (including its statutes of limitations) without regard to the conflicts of laws or principles thereof with respect to all claims or causes of action (whether in contract, tort, or under statute) arising out of this Agreement, representations made concerning entry into this Agreement and performance thereunder.  The Parties agree that Texas shall be the forum for any action or suit related to this Agreement, including, but not limited to, any claim affecting its validity, construction, effect, performance or termination.  The Parties further agree that the venue for any such action or suit shall exclusively be the state or federal courts sitting in Harris County, Texas.

Executive Employment Agreement – 13

i.

Waiver of Trial by Jury.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON ANY MATTER ARISING OUT OF, OR IN CONNECTION WITH, OR RELATING TO THIS AGREEMENT WHICH IS NOT REQUIRED TO BE ARBITRATED UNDER THIS AGREEMENT.

j.

Attorney Fees.  Should PPIH be required to enforce the terms of this Agreement by court action or bring court action against Employee for breach of this Agreement or any breach of fiduciary duty by Employee, PPIH shall be entitled to recover all of its attorney fees and costs of suit from Employee, provided it is the prevailing party in such action.

k.

No Construction Against Drafter.  Employee is encouraged to seek the advice of legal counsel in reviewing this Agreement and has had an opportunity to review and consider the Agreement before entering it.  Therefore, in any construction to be made of this Agreement, the Agreement shall not be construed for or against either Party.

xx.

Defend Trade Secrets Act Notice.  An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.

m.	Travel. PPIH agrees to reimburse Employee up to $20,000 for four roundtrip, business class airfare (for Employee and three family members) once per year between the United Kingdom and Abu Dhabi.

n.

Return Shipping. PPIH agrees to pay for or reimburse Employee, at Employee’s discretion, the reasonable cost of shipping his property and belongings in one 40-foot container between the United Kingdom and the Middle East at the conclusion/separation/termination of Employee’s employment for any reason.

This Agreement shall be effective as of September 9, 2025 (the “Effective Date”)

[SIGNATURE PAGES TO FOLLOW]

Executive Employment Agreement – 14

IN WITNESS WHEREOF, PPIH and Employee have executed and delivered this Agreement as of the date written below.  Date: ________________________

Employee:	PPIH:

Saleh Sagr	Perma-Pipe International Holdings, Inc

/s/ Saleh N. Sagr	By:	/s/ Jon Biro
Individually		Its duly authorized agent

Executive Employment Agreement – 15

Exhibit A

See attached Job Description

Executive Employment Agreement – 16

CHIEF EXECUTIVE OFFICER

The Chief Executive Officer (CEO) is responsible for the overall leadership, strategic direction, and operational management of PPIH.  At the instruction of PPIH’s Board of Directors, the CEO:

●	Provides vision, direction and leadership and will have overall strategic, management and P&L responsibility for PPIH.

●

Holds responsibility for the development and implementation of comprehensive strategic plans, annual business plans, objectives and strategies for sales and operations, and overall financial performance.

●	Renders service to the very best of the CEO’s ability all duties assigned by the Board of Directors.

●	Executes the instructions of the Board of Directors in compliance with all PPIH policies, including, but not limited to PPIH’s Delegation of Authority policy, as amended from time to time.

In pursuit of these objectives the CEO shall:

●	Foster an organization with underlying values in safety, integrity and ethics.

●

Relentlessly pursue, achieve and exceed cost, revenue and margin targets; develop contingency plans to overcome known and potential obstacles and ensure the achievement of financial and other business goals.

●

Provide leadership to a team of key managers to develop and implement systems, practices and procedures that will lead to improved and sustained profitability, growth, efficiency in operations and shareholder value.

●	Establish a high performance, results-driven culture that meets or exceeds commitments.

●	Create a high performance, collaborative, hands on leadership team.

●	Ensure a process is in place which provides robust sales and marketing plans and forecasts.

●	Ensure a system is in place which drives operational excellence, continuous improvement and thoughtful innovation.

●	Prioritize the best growth and investment strategies to pursue given limited resources.

●	Instill a sense of urgency in the development and execution of sales and business plans and strategies.

●	Oversee development and commercialization of new products and services and entry into new markets.

●

Ensure connectivity to the competitive landscape including market trends, tracking key competitors and utilizing this intelligence and information to drive market differentiation and maintain and increase market share.

Executive Employment Agreement – 17

●

Provide visibility and strong communication skills to internal and external stakeholders. Identify and evaluate attractiveness of potential new markets (geographic and/or product) for growth in the Americas region.

●	Provide business development and client relationship leadership for and representation of PPIH.

●	Serve as the public face of PPIH, leading PPIH's interactions with the investor community and driving sophisticated communication strategies.

●	Lead PPIH's M&A strategies, with a specific focus on growth markets in the Middle East and North America.

●	Cultivate a healthy corporate culture, one that is positive, engaging, and productive.

●	Ensure PPIH's financial health by overseeing budgeting, forecasting, and financial planning processes, leveraging experience and knowledge to drive strategy and growth.

●	Leverage international experience, particularly in the Middle East, to drive growth and new business ventures.

●	Work closely with international executives, ensuring their engagement and contribution to PPIH's overall strategy.

●	Direct the work of the CFO, SVP of MENA, SVP of Americas, VP of PermAlert and VP of HR, ensuring seamless cooperation and efficient operations.

●	Broadly engage with industries such as energy, industrial, tech and others, to drive company growth.

●	Utilize experience from large industrial companies or similar, to manage PPIH's public market exposure and M&A activities.

●	Identify and form strategic partnerships with businesses that align with PPIH's growth and development objectives.

●	Monitor and analyze market trends to inform strategic decision-making, ensuring PPIH remains competitive.

●	Foster a collaborative environment among senior executives, promoting open communication and alignment of objectives.

●	Engage with stakeholders and board members regularly to ensure transparency and collective decision-making.

●	Drive PPIH's growth in various sectors, including oil and gas, industrial and tech leveraging prior experience and industry knowledge.

●	Oversee potential divestiture processes, ensuring they are strategically beneficial and aligned with PPIH's overall objectives.

●	Drive PPIH’s R&D efforts.

Executive Employment Agreement – 18

●	Foster innovation within PPIH, encouraging creative problem-solving and the development of new ideas.

●	Identify and cultivate potential leaders within the organization, ensuring succession planning and continuity.

●	Uphold and promote PPIH's values and ethics, setting an example of good corporate citizenship.

●	Manage potential risks to PPIH, implementing strategies to mitigate them.

PPIH reserves the right to change or modify the duties of this position from time to time to meet its business needs.

Executive Employment Agreement – 19

Exhibit B

See attached Separation and Release Agreement

Executive Employment Agreement – 20

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (the “Agreement”) is entered between the undersigned individual (the “Former Employee”) and _______________________. (the “PPIH”).

1.   In exchange for the benefits provided Former Employee under that certain Employment Agreement entered ________________________ between Former Employee and PPIH (“Employment Agreement”) Former Employee enters this Agreement.  Former Employee represents that PPIH has remitted to Former Employee any and all sums due to Former Employee arising from Former Employee’s employment with PPIH and that Former Employee is not due or entitled to any additional sums from PPIH save under a retirement benefit program or insurance program.

2.   Former Employee hereby releases PPIH and its principals, owners, directors, officers, parent companies, subsidiaries, affiliates, employees, agents and other persons acting on behalf of PPIH (collectively referred to as “the Released Parties”) from all claims of whatsoever nature that Former Employee may have against the Released Parties arising from or in any way related to Former Employee’s employment with PPIH.  Former Employee also releases the Released Parties from all claims of whatsoever nature that Former Employee may have against the Released Parties arising from or in any way related to the termination of Former Employee’s employment with PPIH, and from any and all claims that Former Employee may have against any of the Released Parties arising from any act occurring prior to the execution of this Agreement, including, without limitation, any claim, demand, action, cause of action or right, including claims for attorney's fees, based on but not limited to: (a) the Americans with Disabilities Act of 1990, as amended; (b) Tex. Hum. Res. Code § 121.001, et seq.; (c) Title VII of the Civil Rights Act of 1964, as amended and including 42 U.S.C. Sec 2000(e) et seq.; (d) the Civil Rights Act of 1991; (e) The Civil Rights Acts of 1866, 1871 and 1964, as amended; (f) 42 U.S.C. Sec 1981; (g) the Equal Pay Act of 1963; (h) the Fair Labor Standards Act, as amended; (i) the Rehabilitation Act of 1973, as amended; (j) the Age Discrimination in Employment Act of 1967, as amended; (k) the Older Workers Benefit Protection Act of 1990; (l) Chapter 21 of the Texas Labor Code (also known as the Texas Commission on Human Rights Act of 1983), as amended (including, but not limited to, Tex. Lab. Code §§21.051 – 21.055 and 21.401 – 21.405); (m) the Family Medical Leave Act of 1993, codified as 29 U.S.C. §§ 2601, et seq., as amended; (n) the Texas Workers’ Compensation Act, as amended, including, but not limited to, Texas Labor Code §§ 451.001, et seq.; (o) the National Labor Relations Act; (p) the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended; (q) the Employee Retirement Income Security Act, as amended; (r) the Internal Revenue Code of 1986, as amended, including but not limited to, any claim for taxes, interest, or penalties under IRC 409A; (s) the Sarbanes Oxley Act of 2002, including 15 U.S.C. § 1514A; (t) Immigration Reform and Control Act, as amended; (u) the Occupational Safety and Health Act, as amended; (v) Genetic Nondiscrimination Act of 2008, as amended; (w) any existing employment agreement or potential entitlement under any PPIH program or plan; (x) Tex. Health & Safety Code §81.101, et seq. (the Texas communicable disease law); and (y) any other statute or law, including all suits in tort or contract, including wrongful termination and claims for reimbursement, bonus, incentives, commissions, compensation and benefits, defamation, damage to business reputation, impairment of economic opportunity, and any other claims for compensatory, statutory, or punitive damages.  Former Employee expressly acknowledges and agrees that the sum referred to in Paragraph 1 above is reasonable consideration for granting this release.

Former Employee understands this release is not intended to interfere with Former Employee’s right to file a charge with, or provide information regarding the activities of PPIH to, the Securities and Exchange Commission, Equal Employment Opportunity Commission, National Labor Relations Board, Department of Labor, Texas Commission on Human Rights or any other governmental agency (collectively “Governmental Agency”) in connection with any claim Former Employee believes Former Employee may have against the Released Parties.  However, by executing this Agreement, Former Employee hereby waives the right to recover in any proceeding Former Employee may bring before any Governmental Agency, in any proceeding brought by any Governmental Agency on Former Employee’s behalf.

Executive Employment Agreement – 21

3.   Former Employee understands that nothing in this Agreement is intended to waive claims: (a) that arise under any state’s workers’ compensation or unemployment laws; (b) for reimbursement of business expenses incurred on behalf of PPIH under PPIH’s expense reimbursement policies; (c) for vested rights Former Employee may have under any ERISA-covered employee benefit plans as of the date Former Employee signs this Agreement, including, but not limited to COBRA benefits; (d) that may arise after Former Employee signs this Agreement; (e) to enforce or challenge the validity of this Agreement; or (f) which cannot be released.

4.   In accordance with the Older Worker’s Benefit Protection Act of 1990, Former Employee is aware of and acknowledges the following: (a) Former Employee is waiving all rights and claims that Former Employee has or may have under the federal Age Discrimination in Employment Act, as well as any rights or claims that Former Employee has under other federal, state, or local laws with regard to age and other employment discrimination; (b) Former Employee has been advised by PPIH to consult with an attorney prior to executing this Agreement; (c) Former Employee has a period of 21 days in which to consider this Agreement before signing it; (d) for a period of 7 days following the signing of this Agreement, Former Employee may revoke this Agreement (solely as to any claims under the federal Age Discrimination in Employment Act) and this Agreement shall not become effective and enforceable as to any claims under the federal Age Discrimination in Employment Act until that 7-day revocation period has expired; (e) Former Employee has carefully read and fully understands all of the provisions of this Agreement; (f) Former Employee knowingly and voluntarily agrees to all the terms set forth in this Agreement; and (g) Former Employee knowingly and voluntarily intends to be legally bound by this Agreement.  Former Employee further agrees that, in the event Former Employee decides to revoke this Agreement as provided for by this section, Former Employee will deliver written notice to __________________ by mail (postmarked no later than the 7th day), facsimile, or email.

FORMER EMPLOYEE ACKNOWLEDGES THAT THE SEVEN DAY RIGHT TO RESCIND THIS AGREEMENT, AS NOTED IN THIS PARAGRAPH, SHALL EXTEND ONLY TO FORMER EMPLOYEE’S POTENTIAL AGE DISCRIMINATION CLAIMS. FORMER EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE REMAINDER OF THE RELEASES ENUMERATED IN PARAGRAPH 3 OF THIS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT EVEN IF FORMER EMPLOYEE RESCINDS THE AGREEMENT AS PROVIDED BY THIS SECTION.

5.   Former Employee recognizes that the benefits provided herein constitute consideration for this Agreement in that Former Employee is not entitled to benefits except in return for the execution and delivery of this Agreement.  Former Employee recognizes that 10 percent of the separation pay is allocated and provided as the consideration for Former Employee’s waiver of claims under the ADEA.  In the event that Former Employee, in any way, challenges this release with respect to the Age Discrimination in Employment Act, Former Employee will surrender the above- referenced separate consideration back to PPIH.

6.   Former Employee hereby relinquishes any right to re-employment with PPIH after Former Employee executes this Agreement.  Former Employee agrees that Former Employee no longer desires employment with PPIH, and that Former Employee shall not seek, apply for, accept or otherwise pursue employment with PPIH.  Former Employee acknowledges that if Former Employee re-applies for or seeks employment with PPIH, PPIH’s refusal to hire Former Employee based on this provision will provide a complete defense to any claims arising from any attempt by Former Employee to apply for employment.

7.   This Agreement sets forth the entire agreement between the Parties, and fully supersedes any and all prior agreements, understandings, or representations between the parties pertaining to Employee’s employment with PPIH, the subject matter of this Agreement or any other term or condition of the relationship between PPIH and Employee except for the “Employment Agreement” effective as of ____________________ and the non-competition, non-solicitation, non-disparagement, and confidentiality provisions of that agreement which Employee hereby expressly acknowledges survive both the termination of the Employment Agreement and this Agreement.

Executive Employment Agreement – 22

IF THIS AGREEMENT IS NOT RECEIVED BY THE COMPANY ON OR BEFORE THE 25TH DAY AFTER DELIVERY, THIS OFFER IS WITHDRAWN WITHOUT FURTHER NOTICE.

SIGNED this ____ day of __________, ______.

Former Employee:

Signature

Printed Name

Executive Employment Agreement – 23